Exhibit 10.9

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 14th day of September, 2006, between Gabriel Technologies Corporation, a Delaware corporation (the “Company”), and the undersigned subscriber (“Subscriber”).

RECITALS

WHEREAS, the Company obtained financing from Subscriber pursuant to (i) that certain promissory note dated April 3, 2006, in the original principal sum of $50,000, bearing an interest rate of 9% per year; and (ii) that certain promissory note dated April 28, 2006, in the original principal sum of $50,000, bearing an interest rate of 9% per year (both promissory notes being referred to herein collectively as the “Notes”); and

WHEREAS, as of the date hereof, the outstanding principal balance of the Notes, combined, together with accrued interest was $104,068.58; and

WHEREAS, Subscriber desires to surrender and cancel the Notes, to be marked “paid-in-full” in consideration of the issuance by the Company of an aggregate of 104,068 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and a warrant (the “Warrant”) to purchase 50,000 shares of Common Stock at an exercise price of $1.00 per share (the “Private Sale”). The Shares and the number of shares of Common Stock issuable upon exercise of the Warrant are referred to collectively as the “Securities.” The Warrant will be substantially in the form attached hereto as Exhibit A.

NOW THEREFORE, for and in consideration of the mutual representations and covenants herein, the parties hereby agree as follows:

1. Subscription for Shares

Subject to the terms and conditions hereinafter set forth, Subscriber hereby subscribes for and irrevocably agrees to accept from the Company the number of Shares set forth on the signature page hereof, and the Company agrees to delivers such Shares to Subscriber, in consideration of cancellation of the Notes. The certificates evidencing the Shares received by the Subscriber in consideration of the cancellation of the Notes will be delivered by the Company to the Subscriber as soon as practicable upon receipt of the original Notes from Subscriber.

2. Representations by Subscriber

Subscriber understands and agrees that the Company is relying and may rely upon the following representations, warranties, and agreements made by Subscriber in entering into this Agreement:

2.1 Subscriber recognizes that the investment in the Securities involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment, in that (a) it may not be possible to liquidate the investment in the event of emergency; (b) transferability is extremely limited; and (c) in the event of a disposition, a complete loss of investment could occur.

2.2 Subscriber acknowledges that he (a) is competent to understand and does understand the nature of the investment, and (b) is able to bear the economic risk of the investment.

2.3 Subscriber represents that he is an accredited investor as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

2.4 Subscriber acknowledges that he has significant prior investment experience, including investment in nonlisted and nonregistered securities, and that he has read all of the documents furnished or made available by the Company to evaluate the merits and risks of the investment, recognizes the highly speculative nature of this investment, and is able to bear the economic risk hereby assumed.

2.5. Subscriber represents that all information regarding the Company which was requested or desired has been furnished; that all other documents which could be reasonably provided have been made available for inspection and review; and that the Subscriber has been afforded the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Private Sale and any additional information which has been requested.

2.6 Subscriber hereby acknowledges that this Private Sale of Securities has not been registered with the SEC because it is intended to be a private sale pursuant to Section 4(2) of the Act.

2.7 Subscriber represents that the Securities are being purchased for his or her own account, for investment, and not for distribution or resale to others. Subscriber agrees that he will not sell, transfer, or otherwise dispose of the Securities or any portion thereof unless they are registered under the Act or unless an exemption from such registration is available.

2.8 Subscriber may, with the Company’s written consent, transfer the Securities if such request for transfer is accompanied by an opinion of counsel satisfactory to the Company that neither the sale nor the proposed transfer of the Securities results in a violation of the Act or any applicable state “blue sky” laws (collectively, the “Securities Laws”). Subscriber agrees to hold the Company, its officer and directors, and their respective heirs, representatives, successors, and assigns harmless and to indemnify them against all liabilities, costs, and expenses (including attorneys’ fees) incurred by them as a result of any sale or distribution of the Securities by Subscriber in violation of any Securities Laws or any misrepresentation herein.

2.9 Subscriber consents to the placement of a legend on the certificates evidencing the Shares stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

3. Representations by the Company

The Company represents and warrants to Subscriber as follows:

3.1. The Company is a corporation duly organized, existing, and in good standing under the laws of Delaware and has the corporate power to conduct its business.

3.2. The execution, delivery, and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company.

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3.3. The Securities have been duly and validly authorized and the Shares will be duly and validly authorized and issued, fully paid, and non-assessable.

4. Investment Restrictions

4.1 Subscriber acknowledges that there is a very limited public market for the Shares. Subscriber understands that, absent registration under the Act, the Securities generally may only be publicly sold pursuant to Rule 144 (the “Rule”) promulgated under the Act. The Rule permits, subject to all of its terms and conditions, the public resale (in limited amounts) of securities acquired in nonpublic offerings without having to satisfy the registration requirements of the Act. Accordingly, Subscriber recognizes that, notwithstanding the existence of a public market for the Shares, he may not be able to take advantage of the resale provisions of the Rule and may be unable to publicly offer or sell any of the Securities.

4.2 Underwriting Requirements. In connection with any underwritten public offering, the Company shall not be required to include any of the Securities subscribed for hereunder in such underwriting unless the Subscriber accepts the terms of the underwriting as agreed upon between the Company and the underwriters for the offering (which underwriters shall be selected by the Company).

5. Notices to Subscriber

5.1 THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT AND ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

5.2 The Securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom.

6. Miscellaneous

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, overnight mail or courier, or telecopier, addressed to the Company at 4538 S. 140th Street, Omaha, Nebraska, 68137, and to each Subscriber at the address indicated on the signature page hereof. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

6.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors, and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements, and understandings of any and every nature between them. Subscriber acknowledges and agrees that the Company is making no representations in connection with the purchase and sale of the Securities except as expressly set forth herein.

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6.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of Delaware applicable to agreements to be performed wholly within Delaware, without regard to its conflicts of laws provisions.

6.5 ThIs Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Securities as herein provided.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first written above.

Subscriber:

/s/ Marlo Gillotti
Marlo Gillotti
Number of Shares:  104,068

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EXHIBIT A

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, exchanged or transferred in any manner in the absence of such registration or an opinion of counsel reasonably acceptable to the Company that no such registration is required.

WARRANT CERTIFICATE
GABRIEL TECHNOLOGIES CORPORATION
INCORPORATED UNDER THE LAWS OF
THE STATE OF DELAWARE

1.1 Basic Terms. This certifies that, for value received, the registered owner set forth below, or its registered assigns (“Registered Owner”) is entitled, subject to the terms and conditions of this Warrant (this “Warrant”), until the Expiration Date set forth below, to purchase 50,000 shares of the Common Stock, par value $0.001 (the “Common Stock”), of Gabriel Technologies Corporation, a Delaware corporation (the “Company”), from the Company at the Purchase Price shown below, on delivery of this Warrant to the Company with an exercise form, as provided by the Company (an “Exercise Form”), duly executed and payment of the Purchase Price (in cash or by certified or bank cashier’s check payable to the order of the Company) for each Warrant Share purchased. The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder.
Registered Owner:	Marlo Gillotti

Purchase Price:	One Dollar ($1.00) a share

Expiration Date:	3:00 p.m. Central Time, December 31, 2009, unless terminated sooner under this Warrant.

1.2 Company’s Covenants as to Common Stock. Warrant Shares deliverable on the exercise of this Warrant shall, at delivery, be fully paid and non-assessable, free from taxes, liens, and charges with respect to their purchase. The Company shall take any necessary steps to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Purchase Price per share of the Common Stock issuable pursuant to this Warrant. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options, and warrants.

1.3 Method of Exercise; Fractional Shares. Subject to the provisions of this Warrant, this Warrant may be exercised, in whole or in part, at the option of the Registered Owner by (a) surrender of this Warrant to the Company together with a duly executed Exercise Form, and (b) payment of the Purchase Price. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered hereby, the Company shall either (a) pay therefor cash equal to the same fraction of the then current Purchase Price per share or, at its option, (b) issue scrip for the fraction, in registered or bearer form approved by the Board of Directors of the Company, which shall entitle the holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share. Scrip may become void after a reasonable period (but not less than six months after the expiration date of this Warrant) determined by the Board of Directors and specified in the scrip. In case of the exercise of this Warrant for less than all the shares available for purchase, the Company shall cancel the Warrant and execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable.

1.4 Adjustment of Shares Available for Purchase. The number of shares available for purchase hereunder and the Purchase Price per share are subject to adjustment from time to time by the Company as specified in this Warrant.

1.5 Limited Rights of Owner. This Warrant does not entitle the Registered Owner to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed. No dividends are payable or will accrue on this Warrant or the Warrant Shares available for purchase hereunder until and except to the extent that this Warrant is exercised.

1.6 Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Registered Owner to the Company, for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares available for purchase hereunder in denominations designated by the Registered Owner at the time of surrender.

1.7 Transfer. Except as otherwise above provided, this Warrant is transferable only on the books of the Company by the Registered Owner or by its attorney, on surrender of this Warrant, properly endorsed, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 1.14.

1.8 Recognition of Registered Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may treat the Registered Owner as the person exclusively entitled to receive notices and otherwise to exercise rights hereunder.

1.9 Effect of Stock Split, Etc. If the Company, by stock dividend, split, reverse split, reclassification of shares, or otherwise, changes as a whole the outstanding Common Stock into a different number or class of shares, then:

(a) the number and class of shares so changed shall, for the purposes of this Warrant, replace the shares outstanding immediately prior to the change; and

(b) the Purchase Price and the number of shares available for purchase under this Warrant, immediately prior to the date upon which the change becomes effective, shall be proportionately adjusted (the price to the nearest cent). Irrespective of any adjustment or change in the Purchase Price or the number of shares purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares available for purchase as the Purchase Price per share and the number of shares available for purchase were expressed in the Warrants when initially issued.

1.10 Effect of Merger, Etc. If the Company consolidates with or merges into another corporation, the Registered Owner shall thereafter be entitled on exercise of this Warrant to purchase, with respect to each share of Common Stock purchasable hereunder immediately before the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in the consolidation or merger without any change in or payment in addition to the Purchase Price in effect immediately prior to the merger or consolidation. The Company shall take any necessary steps in connection with a consolidation or merger to assure that all the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of this Warrant. A sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

1.11 Notice of Adjustment. On the happening of an event requiring an adjustment of the Purchase Price or the shares available for purchase hereunder, the Company shall forthwith give written notice to the Registered Owner stating the adjusted Purchase Price and the adjusted number and kind of securities or other property available for purchase hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Company, acting in good faith, shall determine the calculation.

1.12 Notice and Effect of Dissolution. In case a voluntary or involuntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation or merger covered by Section 1.10 above) is at any time proposed, the Company shall give at least a 30 day written notice to the Registered Owner. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least 30 days after the giving of the notice) as of which holders of Common Shares will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction; (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights hereunder shall terminate.

1.13  Method of Giving Notice; Extent Required. Notices shall be given by first class mail, postage prepaid, addressed to the Registered Owner at the address of the Owner appearing in the records of the Company. No notice to the Registered Owner is required except as specified herein.

1.14  Warrant is Restricted: Exercise or Transfer Without Registration. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933 (the “Act”); and are “Restricted Securities” as that term is defined in Rule 144 under the Act. The Warrants and the Warrant Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or in the case of any exercise, the Warrant Shares issuable hereunder) shall not be registered under the Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange (a) that the Registered Owner furnish to the Company a written opinion of counsel, which opinion and counsel are reasonably acceptable to the Company, to the effect that such exercise, transfer or exchange may be made without registration under the Act and under applicable state securities or blue sky laws, and (b) that the Registered Owner execute and deliver to the Company an investment letter in form and substance acceptable to the Company. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

1.15  Underwriting Requirements. In connection with any underwritten public offering, the Company shall not be required to include any of the shares underlying the Warrants in such underwriting unless the Registered Owner accepts the terms of the underwriting as agreed upon between the Company and the underwriters for the offering (which underwriters shall be selected by the Company).

1.16  Cashless Exercise. Notwithstanding anything to the contrary herein, the Warrants shall be eligible for “cashless exercise” if and only if:

(a) There is no effective registration statement in place with the Securities and Exchange Commission covering the Common Stock underlying the Warrants and the Common Stock has traded over $2.00 per share for five consecutive days; or

(b) Any partially- or wholly-owned subsidiary of the Company is sold or receives a cash payment exceeding $10,000,000 for either a license fee or dispute resolution.

If a cashless exercise is permitted under this section, the Registered Owner may elect, in lieu of payment of the Purchase Price in cash, to convert this Warrant, in whole or in part, into a number of Warrant Shares determined by dividing (i) (A) the aggregate Market Value of the Warrant Shares or other securities otherwise issuable upon exercise of this Warrant minus (B) the aggregate Purchase Price of such Warrant Shares, by (ii) the Market Value of one Warrant Share. “Market Value” as of any date, means (x) the average of the last reported sale prices on the principal trading market for the Common Stock for the five trading days immediately preceding the date of any such determination, or (y) if market value cannot be calculated as of such date on the foregoing basis, Market Value shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company. For example, if a cashless exercise were permitted, the Market Value on the date of exercise was $3.00 per share, and the entire Warrant was being exercised on such date, the Registered Owner could elect to exercise this Warrant for 33,333 shares of Common Stock on a cashless basis [((50,000 x $3.00) - (50,000 x $1.00)), divided by $3.00 = 33,333 shares]. The manner of determining the Market Value of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

1.17  Governing Law. THIS WARRANT SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE BODY OF LAW CONTROLLING CONFLICTS OF LAW.

1.18  Amendments. This Warrant and any provision it may only be amended by an instrument signed by the Company and the holder.

1.19  Severability and Savings Clause. If any one or more of the provisions contained in this Warrant is for any reason (a) objected to, contested or challenged by any court, government authority, agency, department, commission or instrumentality of the United States or any state or political subdivision thereof, or any securities industry self-regulatory organization (collectively, “Governmental Authority”), or (b) held to be invalid, illegal or unenforceable in any respect, the Company and the holder agree to negotiate in good faith to modify such objected to, contested, challenged, invalid, illegal or unenforceable provision. It is the intention of Company and the holder that there shall be substituted for such objected to, contested, challenged, invalid, illegal or unenforceable provision a provision as similar to such provision as may be possible and yet be acceptable to any objecting Governmental Authority and be valid, legal and enforceable. Further, should any provisions of this Warrant ever be reformed or rewritten by a judicial body, those provisions as rewritten will be binding, but only in that jurisdiction, on the holder and the Company as if contained in the original Agreement. The invalidity, illegality or unenforceability of any one or more provisions of this Warrant will not affect the validity and enforceability of any other provisions of this Warrant.

Dated effective this 14th day of September, 2006.

GABRIEL TECHNOLOGIES CORPORATION

By:

Name: Keith Feilmeier Title: Chief Executive Officer